Exhibit 99.1

Banks.com, Inc. Reports First Quarter 2009 Financial Results and Status Updates

SAN FRANCISCO – May 11, 2009 – Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced its results for the first quarter of 2009.

Financial Highlights

For the first quarter of 2009, Banks.com, Inc. (the “Company”, “Banks.com”) reported revenue of $2.9 million compared to revenue of $5.0 million reported for the first quarter of 2008. GAAP1 net income was $81 thousand or $0.00 per diluted share versus a GAAP net loss of $367 thousand or $0.01 per diluted share for the first quarter of 2008. Adjusted EBITDA2 was $961 thousand for the first quarter of 2009, compared to Adjusted EBITDA of $278 thousand for the first quarter of 2008.

“We believe that overall trends in our business have stabilized and we are pleased with our results for the first quarter and for the important tax season,” said Dan O’Donnell, Chief Executive Officer of Banks.com. “Despite the challenging global economic environment, and for financial services online advertising in particular, we were able to deliver revenue results above our expectations as both our advertising and services businesses performed well during the quarter. Additionally, our stronger margin performance and ongoing efforts to reduce our operating cost structure have enabled us to achieve improved profitability in our business.”

Select Business Highlights

•	Reduced first quarter 2009 cash SG&A expenses by greater than 50% year over year versus the first quarter 2008

•	Since May 2008, have paid off approximately 42% of the original $7MM principal balance of the Company’s 13.50% notes due 2010

•	Launched a white label Online Tax Extension product

•	Raised $300 thousand through the sale of Series C Preferred Stock to the Company’s CEO

[1]	Generally accepted accounting principles in the United States of America.
[2]	Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

Second Quarter 2009 Business Outlook

•	For the second quarter of 2009, the Company expects revenue to be in the range of $2.4 million to $2.7 million

•	For the second quarter of 2009, the Company expects Adjusted EBITDA to be in the range of $800 thousand to $1.0 million

Received Waiver of Financial Covenants on Notes Payable

The Company also announced today that it has received an extended waiver of its obligation to comply with certain of the financial covenants of its 13.50% Senior Subordinated Notes due June 30, 2010 (the “Notes”) to June 29, 2009. The Company’s Notes require that the Company maintain certain financial ratios until the Notes are paid in full, and although the Company has remained current on all its principal and interest payments, it is currently not in compliance with the financial covenants related to the Leverage Ratio and the Fixed Charge Coverage Ratio. As part of the lender’s agreement to extend the waiver, the Company has agreed to make three additional principal payments of $109,375 on May 15, 2009, $109,375 on June 15, 2009 and $145,833 before September 30, 2009. The Company currently expects that it will regain full compliance with the financial covenants on June 30, 2009 through normal business operations, without the sale of any additional company assets or equity and expects to remain in covenant compliance throughout the remainder of the term of the Notes.

Received Extension from NYSE Amex on Plan of Compliance

Banks.com announced today that NYSE Amex (the “Exchange”) granted the Company additional time to achieve its plan to comply with Exchange listing standards. As previously disclosed, the Company received notice from the Exchange on October 10, 2008, indicating that the Company is below certain of the Exchange’s continued listing standards. Specifically, the Company is not in compliance with Section 1003(a) (iv) of the Exchange’s Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on November 17, 2008, presented its plan to the Exchange. In a letter dated January 6, 2009, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until April 10, 2009 to regain compliance with the continued listing standards. On May 11, 2009, after evaluating the

Company’s progress with the plan, the Exchange notified the Company that it granted the Company an additional extension until August 11, 2009 to achieve such compliance. The Company will be subject to periodic review by the Exchange staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company’s shares of common stock being delisted from the Exchange.

Received Audit Opinion Containing Going Concern Qualification

The Company disclosed today, as required by Section 610(b) of the NYSE Amex Company Guide, that it received an audit opinion from its independent registered public accounting firm, Hacker, Johnson and Smith PA, that contains a going concern qualification with respect to its consolidated financial statements for the fiscal year ended December 31, 2008, included in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 that was filed on April 1, 2009.

This announcement does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, or to the matters discussed in its fourth quarter and fiscal year 2008 results conference call that occurred on March 31, 2009.

Conference Call

Banks.com will host a conference call today at 2:00 PM PST / 5:00 PM EST to discuss its first quarter 2009 results. To listen to the call and have the opportunity to ask questions, please dial 800-901-5226 (domestic) or 617-786-4513 (International) five to ten minutes before the call and reference the Passcode 95799101. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing Passcode 90155466. Questions for the conference call will also be taken via email at: stockwatch@banks.com and can be sent any time prior to the conference call’s starting time. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: www.Banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: our ability to comply with the financial covenants in our notes, our ability to comply with continued listing standards of the NYSE Amex, management’s expectations regarding our strategy, management’s expectations regarding our financial results for the second quarter of 2009, the effect of recent events, our ability to repay our indebtedness, and the outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the financial services vertical; market acceptance of the enhanced version of the Banks.com website; introduction of additional competitors in the Internet search services space; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; the stability of our infrastructure; and continued weak economic conditions. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com operates an Internet media property that provides a unique breadth and depth of products and services in the financial services sector. Our mission is to bring our users and subscribers the most relevant financial information on the web. Banks.com provides access to thousands of pages of current financial content, including: business articles, stock quotes, tax information, audio, blogs and much more. In addition, Banks.com provides free tools to assist visitors with their financial decision-making including stock tracking and financial calculators. Our site contains information and services on a variety of topics such as Banking, Stocks & Bonds, Taxes, Mortgages, Personal Finance, Credit Cards, Insurance and Retirement Planning. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$2,856	$4,995
Cost of revenues	781	2,548

Gross profit	2,075	2,447

Operating expenses:
Sales and marketing expense	189	339
General and administrative expense	1,439	2,369

Total operating expenses	1,628	2,708

Earnings (loss) from operations	447	(261)
Interest expense	310	299

Earnings (loss) before income taxes	137	(560)
Income taxes (benefit)	56	(193)

Net earnings (loss)	$81	$(367)

Basic earnings (loss) per share	$0.00	$(0.01)

Diluted earnings (loss) per share	$0.00	$(0.01)

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2009	December 31, 2008
Assets

Current assets:
Cash	$309	$479
Accounts receivable	1,730	747
Prepaid expenses and other	290	253
Refundable income taxes	—	1,331
Deferred income taxes	318	78

Total current assets	2,647	2,888

Property and equipment, net	946	1,065
Debt issuance costs, net	437	493
Patents and trademarks, net	30	31
Domains, net	11,679	11,937
Other intangible assets, net	936	998
Other assets	125	125
Deferred income taxes	496	789

Total Assets	$17,296	$18,326

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	882	544
Accrued liabilities	400	532
Accrued contributions	764	764
Deferred revenue	4	4
Notes payable, net of discount	3,879	5,517

Total current liabilities	5,929	7,361

Total liabilities	5,929	7,361

Stockholders’ equity:
Preferred stock	3	—
Common stock	26	25
Additional paid-in capital	10,640	10,316
Retained earnings	698	624

Total stockholders’ equity	11,367	10,965

Total Liabilities and Stockholders’ Equity	$17,296	$18,326

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net earnings (loss)	$81	$(367)
Income taxes (benefit)	56	(193)

Earnings (loss) before income taxes	137	(560)
Interest expense	310	299

Earnings (loss) from operations	447	(261)
Depreciation	119	111
Amortization	321	330
Stock compensation expense	74	98

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$961	$278